UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 3, 2019

Date of Report (Date of earliest event reported)

SLINGER BAG INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-214463	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

709 N. Rolling Road, Suite 116

Windsor Mill

Baltimore, MD

21244

(Address of Principal Executive Offices)

(347) – 434 9220

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
None	None	None

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On December 3, 2019, Slinger Bag Inc., a Nevada corporation (the “Company”), entered into a loan agreement (the “December Loan Agreement”) with 2490585 Ontario Inc. (the “Lender”) for a $500,000 loan that will bear interest at a rate of 12% per annum and is to be repaid out of available cash as soon as practicable in the reasonable opinion of the Company and the Lender. The Company is not permitted to make any distribution or pay any dividend unless or until the loan is repaid in full.

A copy of the December Loan Agreement is attached to this report as Exhibit 10.1.

On October 3, 2019, the Company entered into a similar loan agreement with the Lender (the “October Loan Agreement”) for a $500,000 loan with the same terms as loan described above.

A copy of the October Loan Agreement is attached to this report as Exhibit 10.2.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year

Effective November 20, 2019, the Company changed its name from Lazex Inc. to Slinger Bag Inc. The name change was made pursuant to and in accordance with Nevada Revised Statutes 78.390 by amending the Company’s Articles of Incorporation.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Loan Agreement dated October 3, 2019 with 2490585 Ontario Inc.

Exhibit 10.2	Loan Agreement dated December 3, 2019 with 2490585 Ontario Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Slinger Bag inc. a Nevada corporation

Dated: December 9, 2019	By:	/s/ Mike Ballardie
Chief Executive Officer and Sole Director

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